Exhibit 99.1
The Duckhorn Portfolio Announces
Fiscal First Quarter 2025 Financial Results
Net Sales of $122.9 million, up 19.9% year over year;
Net Income of $11.2 million, down 28.1% year over year;
Adjusted EBITDA of $48.6 million, up 39.9% year over year;
ST. HELENA, CA, December 5, 2024 – (BUSINESS WIRE) – The Duckhorn Portfolio, Inc. (NYSE: NAPA) (the “Company”) today reported its financial results for the three months ended October 31, 2024.
First Quarter 2025 Highlights
▪Net sales were $122.9 million, an increase of $20.4 million, or 19.9%, versus the prior year period. Excluding Sonoma-Cutrer, net sales declined $8.4 million or 8.2%. Net sales were negatively impacted by one-time inventory transfers, as outgoing distributors in certain states transferred unsold inventory to the new distributors in those jurisdictions.
▪Gross profit was $61.5 million, an increase of $7.6 million, or 14.2%, versus the prior year period. Gross profit margin was 50.0%, down 250 basis points versus the prior year period. Excluding Sonoma-Cutrer, gross profit declined $5.7 million or 10.6% and gross profit was 51.1%.
▪Adjusted gross profit was $63.8 million, an increase of $10.6 million, or 19.8%. Adjusted gross profit margin was 51.9%, versus 52.0% in the prior year. Excluding Sonoma-Cutrer, adjusted gross profit declined $4.7 million or 8.9% and gross profit margin was 51.6%.
▪Net income was $11.2 million, or $0.08 per diluted share, versus $15.5 million, or $0.13 per diluted share, in the prior year period. Adjusted net income was $23.8 million, or $0.16 per diluted share, versus $17.2 million, or $0.14 per diluted share, in the prior year period.
▪Adjusted EBITDA was $48.6 million, an increase of $13.9 million, or 39.9%, and adjusted EBITDA margin was 39.5%, up 560 basis points versus the prior year period.
▪Cash was $5.4 million as of October 31, 2024. The Company’s leverage ratio was 1.7x net debt (net of debt issuance costs) to trailing twelve months adjusted EBITDA.

“We are pleased to begin fiscal 2025 with strong financial performance. Our growth continues to outpace the industry as our teams remain focused on advancing our strategic initiatives,” said Deirdre Mahlan, President, CEO and Chairperson. “We believe our distinctive brands, operational excellence and market-leading performance leave us well positioned to deliver long-term growth and profitability.”

First Quarter 2025 Results

	Three months ended October 31,
	2024	2023
Net sales growth (decline)	19.9%	(5.2)%
Volume contribution	24.7%	(3.4)%
Price / mix contribution	(4.8)%	(1.8)%

	Three months ended October 31,
	2024	2023
Wholesale – Distributors	79.3%	77.0%
Wholesale – California direct to trade	13.9	15.6
DTC	6.8	7.4
Net sales	100.0%	100.0%
Net sales were $122.9 million, an increase of $20.4 million, or 19.9%, versus $102.5 million in the prior year period. The increase was driven primarily by the addition of Sonoma-Cutrer, partially offset by a lower price / mix contribution.
Gross profit was $61.5 million, an increase of $7.6 million, or 14.2%, versus the prior year period. Gross profit margin was 50.0%, a decline of 250 basis points versus the prior year period. Adjusted gross profit was $63.8 million, an increase of $10.6 million or 19.8% versus the prior year period, reflecting higher net sales with the addition of Sonoma-Cutrer. Adjusted gross profit margin was 51.9% a decline of 10 basis points versus the prior year, as a result of an increase in cost of goods.
Total selling, general and administrative expenses were $40.8 million, an increase of $10.3 million, or 33.8%, versus $30.5 million in the prior year period. Adjusted selling, general and administrative expenses were $23.9 million, an increase of $1.3 million, or 5.8%, versus $22.6 million in the prior year period, and a decrease of 260 basis points as a percentage of net sales.
Net income was $11.2 million, or $0.08 per diluted share, versus $15.5 million, or $0.13 per diluted share, in the prior year period. Adjusted net income was $23.8 million, or $0.16 per diluted share, versus $17.2 million, or $0.14 per diluted share, in the prior year period.
Adjusted EBITDA was $48.6 million, an increase of $13.9 million, or 39.9%, versus $34.7 million in the prior year period. This increase was driven primarily by an increase in net sales associated with the addition of Sonoma-Cutrer and ongoing operating cost controls that resulted in slower growth of adjusted selling, general and administrative expenses as a percentage of net sales. As a result, adjusted EBITDA margin improved 560 basis points versus the prior year period.
Conference Call and Webcast
The Company will no longer host its earnings conference call and webcast.
About The Duckhorn Portfolio, Inc.
The Duckhorn Portfolio is North America’s premier luxury wine company, with eleven wineries, ten state-of-the-art winemaking facilities, eight tasting rooms and over 2,200 coveted acres of vineyards spanning 38 Estate properties. Established in 1976, when vintners Dan and Margaret Duckhorn founded Napa Valley’s Duckhorn Vineyards, today, our portfolio features some of North America’s most revered wineries, including Duckhorn Vineyards, Decoy, Sonoma-Cutrer, Kosta Browne, Goldeneye, Paraduxx, Calera, Migration, Postmark, Canvasback and Greenwing. Sourcing grapes from our own Estate vineyards and fine growers in Napa Valley,

Sonoma County, Anderson Valley, California’s North and Central coasts, Oregon and Washington State, we offer a curated and comprehensive portfolio of acclaimed luxury wines with price points ranging from $20 to $230 across more than 15 varietals. Our wines are available throughout the United States, on five continents, and in more than 50 countries around the world. To learn more, visit us at: https:// www.duckhornportfolio.com/. Investors can access information on our investor relations website at: https://ir.duckhorn.com.
Use of Non-GAAP Financial Information
In addition to the Company’s results, which are determined in accordance with generally accepted accounting principles in the United States (“GAAP”), the Company believes the following non-GAAP measures presented in this press release and discussed on the related teleconference call are useful in evaluating its operating performance: adjusted gross profit, adjusted selling, general and administrative expenses, adjusted EBITDA, adjusted net income and adjusted EPS. Certain of these non-GAAP measures exclude depreciation and amortization, non-cash equity-based compensation expense, purchase accounting adjustments, casualty losses or gains, impairment losses, inventory write-downs, changes in the fair value of derivatives, and certain other items, net of the tax effects of all such adjustments, which are not related to the Company’s core operating performance. The Company believes that these non-GAAP financial measures are provided to enhance the reader’s understanding of our past financial performance and our prospects for the future. The Company’s management team uses these non-GAAP financial measures to evaluate business performance in comparison to budgets, forecasts and prior period financial results. The non-GAAP financial information is presented for supplemental informational purposes only and should not be considered a substitute for financial information presented in accordance with GAAP, and may be different from similarly titled non-GAAP measures used by other companies. A reconciliation is provided herein for each non-GAAP financial measure to the most directly comparable financial measure stated in accordance with GAAP. Readers are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures.
Forward-Looking Statements
This press release includes forward-looking statements. These forward-looking statements generally can be identified by the use of words such as “anticipate,” “expect,” “plan,” “could,” “may,” “will,” “believe,” “estimate,” “forecast,” “goal,” “project,” and other words of similar meaning. These forward-looking statements address various matters including statements regarding the timing or nature of future operating or financial performance or other events. For example, all statements The Duckhorn Portfolio makes relating to its estimated and projected financial results or its plans and objectives for future operations, growth initiatives or strategies are forward-looking statements. Each forward-looking statement contained in this press release is subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statement. Applicable risks and uncertainties include, among others, the Company’s ability to manage the growth of its business; the Company’s reliance on its brand name, reputation and product quality; the effectiveness of the Company’s marketing and advertising programs, including the consumer reception of the launch and expansion of our product offerings; general competitive conditions, including actions the Company’s competitors may take to grow their businesses; overall decline in the health of the economy and the impact of inflation on consumer discretionary spending and consumer demand for wine; the occurrence of severe weather events (including fires, floods and earthquakes), catastrophic health events, natural or man-made disasters, social and political conditions, war or civil unrest; risks associated with disruptions in the Company’s supply chain for grapes and raw and processed materials, including corks, glass bottles, barrels, winemaking additives and agents, water and other supplies; risks associated with the disruption of the delivery of the Company’s wine to customers; disrupted or delayed service by the distributors and government agencies the

Company relies on for the distribution of its wines outside of California; the Company’s ability to successfully execute its growth strategy; risks associated with our acquisition of Sonoma-Cutrer Vineyards, Inc.; decreases in the Company’s wine score ratings by wine rating organizations; quarterly and seasonal fluctuations in the Company’s operating results; the Company’s success in retaining or recruiting, or changes required in, its officers, key employees or directors; the Company’s ability to protect its trademarks and other intellectual property rights, including its brand and reputation; the Company’s ability to comply with laws and regulations affecting its business, including those relating to the manufacture, sale and distribution of wine; the risks associated with the legislative, judicial, accounting, regulatory, political and economic risks and conditions specific to both domestic and to international markets; claims, demands and lawsuits to which the Company is, and may in the future, be subject and the risk that its insurance or indemnities coverage may not be sufficient; the Company’s ability to operate, update or implement its IT systems; the Company’s ability to successfully pursue strategic acquisitions and integrate acquired businesses; the Company’s potential ability to obtain additional financing when and if needed; the Company’s substantial indebtedness and its ability to maintain compliance with restrictive covenants in the documents governing such indebtedness; the Company’s largest shareholders’ significant influence over the Company; the potential liquidity and trading of the Company’s securities; the future trading prices of the Company’s common stock and the impact of securities analysts’ reports on these prices; and the risks identified in the Company’s other filings with the SEC. The Company cautions investors not to place considerable reliance on the forward-looking statements contained in this press release. You are encouraged to read the Company’s filings with the SEC, available at www.sec.gov, for a discussion of these and other risks and uncertainties. The forward-looking statements in this press release speak only as of the date of this document, and the Company undertakes no obligation to update or revise any of these statements. The Company’s business is subject to substantial risks and uncertainties, including those referenced above. Investors, potential investors, and others should give careful consideration to these risks and uncertainties.
Contacts
Investor Contact
Ben Avenia-Tapper
ir@duckhorn.com
707-339-9232

Media Contact
Jessica Liddell, ICR
DuckhornPR@icrinc.com
203-682-8200

THE DUCKHORN PORTFOLIO, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited, in thousands, except shares and per share data)

	October 31, 2024	July 31, 2024
ASSETS
Current assets:
Cash	$5,407	$10,872
Accounts receivable trade, net	88,016	52,262
Due from related party	222	10,845
Inventories	530,293	448,967
Prepaid expenses and other current assets	11,040	14,594
Total current assets	634,978	537,540
Property and equipment, net	568,391	568,457
Operating lease right-of-use assets	26,369	27,130
Intangible assets, net	190,577	192,467
Goodwill	484,379	483,879
Other assets	7,470	7,555
Total assets	$1,912,164	$1,817,028
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$66,357	$5,774
Accrued expenses	69,346	34,164
Accrued compensation	7,994	11,386
Deferred revenue	12,264	80
Current maturities of long-term debt	9,721	9,721
Due to related party	342	1,714
Other current liabilities	4,250	3,905
Total current liabilities	170,274	66,744
Revolving line of credit	83,000	101,000
Long-term debt, net of current maturities and debt issuance costs	198,263	200,734
Operating lease liabilities	23,579	24,286
Deferred income taxes	151,104	151,104
Other liabilities	694	705
Total liabilities	626,914	544,573
Stockholders’ equity:
Common stock, $0.01 par value; 500,000,000 shares authorized; 147,200,572 and 147,073,614 issued and outstanding at October 31, 2024 and July 31, 2024, respectively	1,472	1,471
Additional paid-in capital	1,012,874	1,011,265
Retained earnings	270,299	259,135
Total The Duckhorn Portfolio, Inc. stockholders’ equity	1,284,645	1,271,871
Non-controlling interest	605	584
Total stockholders’ equity	1,285,250	1,272,455
Total liabilities and stockholders’ equity	$1,912,164	$1,817,028

THE DUCKHORN PORTFOLIO, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, in thousands, except shares and per share data)

	Three months ended October 31,
	2024	2023
Sales	$124,669	$103,903
Excise tax	1,727	1,394
Net sales	122,942	102,509

Cost of sales	61,442	48,656
Gross profit	61,500	53,853

Selling, general and administrative expenses	40,798	30,483
Income from operations	20,702	23,370

Interest expense	5,115	4,004
Other expense (income), net	117	(1,813)
Total other expenses, net	5,232	2,191
Income before income taxes	15,470	21,179
Income tax expense	4,285	5,629
Net income	11,185	15,550
Net income attributable to non-controlling interest	(21)	(13)
Net income attributable to The Duckhorn Portfolio, Inc.	$11,164	$15,537

Earnings per share of common stock:
Basic	$0.08	$0.13
Diluted	$0.08	$0.13

Weighted average shares of common stock outstanding:
Basic	147,128,486	115,339,774
Diluted	147,186,767	115,451,719

THE DUCKHORN PORTFOLIO, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited, in thousands)

	Three months ended October 31,
	2024	2023
Cash flows from operating activities
Net income	$11,185	$15,550
Adjustments to reconcile net income to net cash from operating activities:
Depreciation and amortization	10,631	7,329
Gain on disposal of assets	(61)	(42)
Change in fair value of derivatives	137	(1,889)
Amortization of debt issuance costs	194	194
Equity-based compensation	2,254	1,150
Change in operating assets and liabilities; net of acquisition:
Accounts receivable trade, net	(35,754)	(22,547)
Due from related party	10,623	—
Inventories	(80,443)	(66,115)
Prepaid expenses and other current assets	3,550	1,781
Other assets	(212)	283
Accounts payable	61,149	28,045
Accrued expenses	37,058	51,985
Accrued compensation	(3,392)	(7,808)
Deferred revenue	12,184	11,132
Due to related party	(1,372)	—
Other current and non-current liabilities	(496)	(982)
Net cash provided by operating activities	27,235	18,066
Cash flows from investing activities
Purchases of property and equipment, net of sales proceeds	(11,556)	(10,395)
Net cash used in investing activities	(11,556)	(10,395)
Cash flows from financing activities
Payments under line of credit	(18,000)	(13,000)
Borrowings under line of credit	—	23,000
Payments of long-term debt	(2,500)	(2,500)
Taxes paid related to net share settlement of equity awards	(644)	(342)
Net cash (used in) provided by financing activities	(21,144)	7,158
Net (decrease) increase in cash	(5,465)	14,829
Cash - Beginning of period	10,872	6,353
Cash - End of period	$5,407	$21,182

Supplemental cash flow information
Interest paid, net of amount capitalized	$4,585	$4,009
Income taxes paid	$—	$11,607
Non-cash investing activities
Property and equipment additions in accounts payable and accrued expenses	$2,568	$3,300

THE DUCKHORN PORTFOLIO, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
Adjusted gross profit, adjusted selling, general and administrative expenses, adjusted net income, adjusted EBITDA and adjusted EPS, collectively referred to as “Non-GAAP Financial Measures,” are commonly used in the Company’s industry and should not be construed as an alternative to net income or earnings per share as indicators of operating performance (as determined in accordance with GAAP). These Non-GAAP Financial Measures may not be comparable to similarly titled measures reported by other companies. The Company has included these Non-GAAP Financial Measures because it believes the measures provide management and investors with additional information to evaluate business performance in comparison to budgets, forecasts and prior year financial results.
Non-GAAP Financial Measures are adjusted to exclude certain items that affect comparability. The adjustments are itemized in the tables below. You are encouraged to evaluate these adjustments and the reason the Company considers them appropriate for supplemental analysis. In evaluating adjustments, you should be aware that in the future the Company may incur expenses that are the same as or similar to some of the adjustments set forth below. The presentation of Non-GAAP Financial Measures should not be construed as an inference that future results will be unaffected by unusual or recurring items.
Adjusted EBITDA
Adjusted EBITDA is a non-GAAP financial measure that the Company calculates as net income before interest, taxes, depreciation and amortization, non-cash equity-based compensation expense, purchase accounting adjustments, transaction expenses, acquisition integration expenses, changes in the fair value of derivatives and certain other items which are not related to our core operating performance. Adjusted EBITDA is a key performance measure the Company uses in evaluating its operational results. The Company believes adjusted EBITDA is a helpful measure to provide investors an understanding of how management regularly monitors the Company’s core operating performance, as well as how management makes operational and strategic decisions in allocating resources. The Company believes adjusted EBITDA also provides management and investors consistency and comparability with the Company’s past financial performance and facilitates period to period comparisons of operations, as it eliminates the effects of certain variations unrelated to its overall performance.
Adjusted EBITDA has certain limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of the Company’s results as reported under GAAP. Some of these limitations include:
•although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and adjusted EBITDA does not reflect cash capital expenditure requirements for such replacements or for new capital expenditure requirements;
•adjusted EBITDA does not reflect changes in, or cash requirements for, the Company’s working capital needs;
•adjusted EBITDA does not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on the Company’s debt;
•adjusted EBITDA does not reflect income tax payments that may represent a reduction in cash available to the Company; and
•other companies, including companies in the Company’s industry, may calculate adjusted EBITDA differently, which reduce their usefulness as comparative measures.
Because of these limitations, you should consider adjusted EBITDA alongside other financial performance measures, including net income and the Company’s other GAAP results. In evaluating adjusted EBITDA, you should be aware that in the future the Company may incur expenses that are the same as or similar to some of the adjustments in this presentation. The Company’s presentation of adjusted EBITDA should not be construed as an inference that the Company’s future results will be unaffected by the types of items excluded from the calculation of adjusted EBITDA.

Adjusted Gross Profit
Adjusted gross profit is a non-GAAP financial measure that the Company calculates as gross profit excluding the impact of purchase accounting adjustments (including depreciation and amortization related to purchase accounting), non-cash equity-based compensation expense, and certain inventory charges. We believe adjusted gross profit is a useful measure to us and our investors to assist in evaluating our operating performance because it provides consistency and direct comparability with our past financial performance between fiscal periods, as the metric eliminates the effects of non-cash or other expenses unrelated to our core operating performance that would result in fluctuations in a given metric for reasons unrelated to overall continuing operating performance. Adjusted gross profit should not be considered a substitute for gross profit or any other measure of financial performance reported in accordance with GAAP.
Adjusted Net Income and Adjusted Selling, General and Administrative Expenses
Adjusted net income is a non-GAAP financial measure that the Company calculates as net income excluding the impact of non-cash equity-based compensation expense, purchase accounting adjustments, transaction expenses, acquisition integration expenses, changes in the fair value of derivatives and certain other items unrelated to core operating performance, as well as the estimated income tax impacts of all such adjustments included in this non-GAAP performance measure. We believe adjusted net income assists us and our investors in evaluating our performance period-over-period. In calculating adjusted net income, we also calculate the following non-GAAP financial measures which adjust each GAAP-based financial measure for the relevant portion of each adjustment to reach adjusted net income:
•Adjusted SG&A – calculated as selling, general, and administrative expenses excluding the impacts of purchase accounting, transaction expenses, acquisition integration expenses, equity-based compensation; and
•Adjusted income tax – calculated as the tax effect of all adjustments to reach adjusted net income based on the applicable blended statutory tax rate for the period.
Adjusted net income should not be considered a substitute for net income or any other measure of financial performance reported in accordance with GAAP.
Adjusted EPS
Adjusted EPS is a non-GAAP financial measure that the Company calculates as adjusted net income divided by diluted share count for the applicable period. We believe adjusted EPS is useful to us and our investors because it improves the comparability of results of operations from period to period. Adjusted EPS should not be considered a substitute for net income per share or any other measure of financial performance reported in accordance with GAAP.

THE DUCKHORN PORTFOLIO, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(Unaudited, in thousands, except per share data)

	Three months ended October 31, 2024
	Net sales	Gross profit	SG&A	Adjusted EBITDA	Income tax	Net income	Diluted EPS
GAAP results	$122,942	$61,500	$40,798	$11,164	$4,285	$11,164	$0.08
Percentage of net sales		50.0%	33.2%	9.1%
Interest expense				5,115
Income tax expense				4,285
Depreciation and amortization expense		119	(1,903)	10,631
EBITDA				$31,195
Purchase accounting adjustments		1,957		1,957	542	1,415	0.01
Transaction expenses			(13,125)	13,125	3,636	9,489	0.06
Acquisition integration costs			(152)	152	42	110	—
Change in fair value of derivatives				137	38	99	—
Equity-based compensation		266	(1,734)	2,000	504	1,496	0.01
Non-GAAP results	$122,942	$63,842	$23,884	$48,566	$9,047	$23,773	$0.16
Percentage of net sales		51.9%	19.4%	39.5%

	Three months ended October 31, 2023
	Net sales	Gross profit	SG&A	Adjusted EBITDA	Income tax	Net income	Diluted EPS
GAAP results	$102,509	$53,853	$30,483	$15,537	$5,629	$15,537	$0.13
Percentage of net sales		52.5%	29.7%	15.2%
Interest expense				4,004
Income tax expense				5,629
Depreciation and amortization expense		124	(3,108)	7,329
EBITDA				$32,499
Purchase accounting adjustments		25		25	7	18	—
Transaction expenses			(3,236)	3,236	861	2,375	0.02
Change in fair value of derivatives				(1,889)	(502)	(1,387)	(0.01)
Equity-based compensation		206	(846)	1,052	272	780	0.01
Lease income, net	(926)	(926)	(716)	(210)	(56)	(154)	—
Non-GAAP results	$101,583	$53,282	$22,577	$34,713	$6,211	$17,169	$0.14
Percentage of net sales		52.0%	22.0%	33.9%

Note: Sum of individual amounts may not recalculate due to rounding.